NOTE

THIS NOTE AND THE COMMON STOCKISSUABLEUPONCONVERSIONOF THIS

REGISTERED WITH THE UNITED STATES

HAVE NOT BEEN AND WILL NOT BE

THESECURITIESC

SECURITIESANDEXCHANGECOMMISSIONOR

N EXEMPTION FROM

                                        OMMISSIONOFANYSTATEPURSUANT TO A

REG

ISTRATIONPROVIDEDUNDERTHESECURITIESACTOF1933,ASAMENDED,ANDTHE RULES AND REGULATIONSPROMULGATEDTHEREUNDER(THE "1933ACT”)

US $30,975.00

MAX SOUND CORPORATION.

8% CONVERTIBLEREDEEMABLENOTEDUE SEPTEMBER 11, 2016

FORVALUERECEIVED,MaxSoundCorporation.(the“Company”)promisestopaytotheorderofF&SCAPITALPARTNERSUSA,LLCanditsauthorizedsuccessorsandper-mitted assigns("Holder"), the aggregateprincipalfaceamount ofThirtyThousand Nine HundredSeventyFiveDollarsexactly(U.S.$30,975.00)onSeptember11,2016("MaturityDate")andtopayinterestontheprincipalamountoutstandinghereunderattherateof8%perannumcom-mencing onSeptember11,2015.ThisNotecontainsa5%OIDsuchthatthepurchase price shallbe$29,500.TheinterestwillbepaidtotheHolderinwhosenamethisNoteisregisteredontherecordsoftheCompanyregardingregistrationandtransfersofthisNote.Theprincipalof,andintereston,thisNotearepayableat16192CoastalHighway,Lewes,Delaware19958,initially,andifchanged,lastappearingontherecordsoftheCompanyasdesignatedinwritingbytheHolderhereoffromtimetotime.The Companywillpayeachinterestpaymentandtheoutstand-ingprincipaldueuponthisNotebeforeorontheMaturityDate,lessanyamountsrequiredbylawtobedeductedorwithheld,totheHolderofthisNoteby checkorwiretransferaddressedtosuchHolderatthelastaddressappearingontherecordsoftheCompany.TheforwardingofsuchcheckorwiretransfershallconstituteapaymentofoutstandingprincipalhereunderandshallsatisfyanddischargetheliabilityforprincipalonthisNotetotheextentofthesumrepre-sentedbysuchcheckorwiretransfer.InterestshallbepayableinCommonStock(asdefinedbelow) pursuant to paragraph4(b) herein.

This Note is subject to the following additional provisions:

GH

Initials

1.                  ThisNoteisexchangeableforanequalaggregateprincipalamountof

Notesofdifferentauthorizeddenominations,asrequestedbytheHoldersurrenderingthesame.

rgewillbemadeforsuchregistrationortransferorexchange,exceptthatHolder

Noservicecha

shall payanytaxor othergovernmentalchargespayable in connectiontherewith.

2.                  TheCompanyshall be entitled to withhold from all paymentsanyamountsrequired to bewithheld underapplicable laws.

3.                  ThisNotemaybetransferredorexchangedonlyincompliancewiththeSecuritiesActof1933,asamended("Act")andapplicablestatesecuritieslaws.Anyattemptedtransfertoanon-qualifyingpartyshallbetreatedbytheCompanyasvoid.Priortoduepresent-mentfortransferofthisNote,theCompanyandanyagentoftheCompanymaytreatthepersoninwhosenamethisNoteisdulyregisteredontheCompany'srecordsastheownerhereofforallotherpurposes,whetherornotthisNotebeoverdue,andneithertheCompanynoranysuchagentshallbeaffectedorboundbynoticetothecontrary.AnyHolderofthisNoteelectingtoexercisetherightofconversionsetforthinSection4(a)hereof,inadditiontotherequirementssetforthinSection4(a),andanyprospectivetransfereeofthisNote,alsoisrequiredtogivetheCompanywrittenconfirmationthatthisNoteisbeingconverted("NoticeofConversion")intheformannexedheretoasExhibitA.Thedateofreceipt(includingreceiptbytelecopy)ofsuchNoticeof Conversion shall bethe ConversionDate.

4.                  (a)TheHolderofthisNoteisentitled,atitsoption, toconvertalloranyamountoftheprincipalfaceamountofthisNotethenoutstandingintosharesoftheCompa-ny'scommonstock(the"CommonStock")ataprice("ConversionPrice")foreachshareofCommonStockequalto65%ofthelowestdailyVWAPoftheCommonStockasreportedontheNationalQuotationsBureauOTCQBexchangewhichtheCompany’ssharesaretradedoranyexchangeuponwhichtheCommonStockmaybetradedinthefuture("Exchange"),forthe tenpriortradingdaysincludingthedayuponwhichaNoticeofConversionisreceivedbytheCompanyoritstransferagent(providedsuchNoticeofConversionisdeliveredbyfaxorotherelectronicmethodofcommunicationtotheCompanyoritstransferagentafter4P.M.EasternStandardorDaylightSavingsTimeiftheHolderwishestoincludethesamedayclosingprice).Iftheshareshavenotbeendeliveredwithin3businessdays,theNoticeofConversionmayberescinded.SuchconversionshallbeeffectuatedbytheCompanydeliveringthesharesofCom-monStocktotheHolderwithin3businessdaysofreceipt bytheCompanyoftheNotice of Con-version.Accruedbutunpaidinterestshallbesubjecttoconversion.Nofractionalsharesorscriprepresentingfractionsofshareswillbeissuedonconversion,butthenumberofsharesissuableshallberoundedtothenearestwholeshare.TotheextenttheConversionPriceoftheCompa-ny’sCommonStockclosesbelowtheparvaluepershare,theCompanywilltake allstepsneces-sarytosolicittheconsentofthestockholderstoreducetheparvaluetothelowestvaluepossibleunderlaw.TheCompanyagreestohonorallconversionssubmittedpendingthisincrease.IntheeventtheCompanyexperiencesaDTC“Chill”onitsshares,theconversionpriceshallbede-creasedto55%insteadof65%whilethat“Chill”isineffect.InnoeventshalltheHolderbeal-lowedtoeffectaconversionifsuchconversion,alongwithallothersharesofCompanyCom-monStockbeneficiallyownedbytheHolderanditsaffiliateswouldexceed9.9%oftheout-standingshares of theCommon Stock ofthe Company

(b)               InterestonanyunpaidprincipalbalanceofthisNoteshallbepaidattherateof8%perannum.InterestshallbepaidbytheCompanyinCommonStock("InterestShares").Holdermay,atanytime,sendinaNoticeofConversiontotheCompanyforInterestSharesbasedontheformulaprovidedinSection4(a)above.ThedollaramountconvertedintoInterestSharesshallbealloraportionoftheaccruedinterestcalculatedontheunpaidprincipalbalance ofthis Note to the date ofsuch notice.

(c)                DuringthefirstsixmonthsthisNoteisineffect,theCompanymayre-deemthisNoteby payingtotheHolderanamountasfollows:(i)iftheredemptioniswithinthefirst90daysthisNoteisineffect,thenforanamountequalto130%oftheunpaidprincipalamountofthisNotealongwithanyinterestthathasaccruedduringthatperiod,(ii)ifthere-demptionisafterthe91stdaythisNoteisineffect,butlessthanthe180thdaythisNoteisinef-fect,thenforanamountequalto135%oftheunpaidprincipalamountofthisNotealongwith

anyaccruedinterest.ThisNotemaynotberedeemedafter180days.Theredemptionmustbeclosedandpaidforwithin3businessdaysoftheCompanysendingtheredemptiondemandorthe redemption will be invalidand the Companymaynot redeem this Note.

(d)               Upon(i)atransferofallorsubstantiallyalloftheassetsoftheCompanyto anypersonin a singletransaction orseriesofrelated transactions, (ii) a reclassification,capitalreorganizationorotherchangeorexchangeofoutstandingsharesoftheCommonStock,otherthanaforwardorreversestocksplitorstockdividend,or(iii)anyconsolidationormergeroftheCompanywithorintoanotherpersonorentityinwhichtheCompanyisnotthesurvivingentity(otherthanamergerwhichiseffectedsolelytochangethejurisdictionofincorporationoftheCompanyandresultsinareclassification,conversionorexchangeofoutstandingsharesofCommonStocksolelyintosharesofCommonStock)(eachofitems(i),(ii)and(iii)beingre-ferredtoasa"SaleEvent"),then,ineachcase,theCompanyshall,uponrequestoftheHolder,redeemthisNoteincashfor150%oftheprincipalamount,plusaccruedbutunpaidinterestthroughthedateofredemption,orattheelectionoftheHolder,suchHolder may converttheun-paidprincipalamountofthisNote(togetherwiththeamountofaccruedbutunpaidinterest)intoshares of Common Stock immediatelypriorto such SaleEvent at the Conversion Price.

(e)                Incase of any SaleEvent(nottoincludeasaleofallorsubstantially alloftheCompany’sassets)inconnectionwithwhichthisNoteisnotredeemedorconverted,theCompanyshallcauseeffectiveprovisiontobemadesothattheHolderofthisNoteshallhavetherightthereafter,byconvertingthisNote,topurchaseorconvertthisNoteintothekindandnumberofsharesofstockorothersecuritiesorproperty(includingcash)receivableuponsuchreclassification,capitalreorganizationorotherchange,consolidationormergerbyaholderofthenumberofsharesofCommonStockthatcouldhavebeenpurchaseduponexerciseoftheNoteandatthesameConversionPrice,asdefinedinthisNote,immediatelypriortosuchSaleEvent.The foregoingprovisionsshallsimilarlyapplytosuccessiveSaleEvents.Iftheconsidera-tionreceivedbytheholdersofCommonStockisotherthancash,thevalueshallbeasdeter-minedbytheBoardofDirectorsoftheCompanyorsuccessorpersonorentityactingingoodfaith.

5.                  NoprovisionofthisNoteshallalterorimpairtheobligationoftheCom-pany,whichisabsoluteandunconditional,topaytheprincipalof,andintereston,thisNoteat thetime, place,andrate,and in the form, herein prescribed.

6.                  TheCompanyherebyexpresslywaivesdemandandpresentmentforpay-ment,noticeofnon-payment,protest,noticeofprotest,noticeofdishonor,noticeofaccelerationorintenttoaccelerate,anddiligenceintakinganyactiontocollectamountscalledforhereunderandshallbedirectlyandprimarilyliableforthepaymentofallsumsowingandtobeowinghereto.

7.                  TheCompanyagreestopayallcostsandexpenses,includingreasonableattorneys'feesandexpenses,whichmaybeincurredbytheHolderincollectinganyamountdueunder this Note.

8.	Ifoneor moreof the followingdescribed"Events of Default"shall occur:

(a)                TheCompanyshalldefaultinthepaymentofprincipalorinterestonthisNoteor anyother noteissued to the HolderbytheCompany; or

(b)               AnyoftherepresentationsorwarrantiesmadebytheCompanyhereinorinanycertificateorfinancialorotherwrittenstatementsheretoforeorhereafterfurnishedbyoronbehalfoftheCompanyinconnectionwiththeexecutionanddeliveryofthisNote,ortheSe-curitiesPurchaseAgreementunderwhichthisnotewasissuedshallbefalseormisleading inanyrespect; or

(c)                TheCompanyshallfailtoperformorobserve,inanyrespect,anycove-nant,term,provision,condition,agreementorobligationoftheCompanyunderthisNoteoranyothernote issued to theHolder; or

(d)               TheCompanyshall(1)becomeinsolvent;(2)admitinwritingitsinabilitytopayitsdebtsgenerallyastheymature;(3)makeanassignmentforthebenefitofcreditorsorcommenceproceedingsforitsdissolution;(4)applyfororconsenttotheappointmentofatrus-tee, liquidatororreceiverfor its orforasubstantial part ofits propertyorbusiness; (5) fileapeti-tionforbankruptcyrelief,consenttothefilingofsuchpetitionorhavefiledagainstitaninvol-untarypetition for bankruptcyrelief,allunderfederal or statelaws as applicable; or

(e)                Atrustee,liquidatororreceivershallbeappointedfortheCompanyorforasubstantialpartofitsproperty orbusinesswithoutitsconsentandshallnotbedischargedwith-in sixty(60) daysafter such appointment; or

(f)                Anygovernmentalagencyoranycourtofcompetentjurisdictionatthein-stanceofanygovernmentalagencyshallassumecustodyorcontrolofthewholeoranysubstan-tial portion ofthe properties or assets of the Company; or

(g)               Oneormoremoneyjudgments,writsorwarrantsofattachment,orsimilarprocess,inexcessoffiftythousanddollars($50,000)intheaggregate,shallbeenteredorfiledagainsttheCompanyoranyofitspropertiesorotherassetsandshallremainunpaid,unvacated,unbondedorunstayedforaperiodoffifteen(15)daysorinanyeventlaterthanfive(5)days prior to the date of anyproposed salethereunder; or

(h)               TheCompanyshallhavedefaultedonorbreachedanytermofanyothernoteofsimilardebtinstrumentintowhichtheCompanyhasenteredandfailedtocuresuchde-fault within the appropriategrace period; or

(i)                 TheCompanyshallhaveitsCommonStockdelistedfromanexchange(includingtheOTCBBexchange)or,iftheCommonStocktradesonanexchange,thentradingin theCommon Stock shall be suspended for morethan 10 consecutive days;

(j)                 IfamajorityofthemembersoftheBoardofDirectorsoftheCompanyonthe datehereofareno longer servingasmembersof theBoard;

(k)               TheCompanyshallnotdelivertotheHoldertheCommonStockpursuanttoparagraph4hereinwithoutrestrictivelegendwithin3businessdaysofitsreceiptofaNoticeof Conversion; or

(l)                 TheCompanyshallnotreplenishthereservesetforthinSection12,with-in 3 business days of therequest of theHolder.

(m)             TheCompanyshallnotbe“current”initsfilingswiththeSecuritiesandExchange Commission; or

(n)               TheCompanyshalllosethe“bid”priceforitsstockandamarket(includ-ingthe OTCBBmarketplaceor other exchange)

Then,oratanytimethereafter,unlesscuredwithin5days,andineachandeverysuchcase,un-lesssuchEventofDefaultshallhavebeenwaivedinwritingbytheHolder(whichwaivershallnotbedeemedtobeawaiverofanysubsequentdefault)attheoptionoftheHolderandintheHolder'ssolediscretion,theHoldermayconsiderthisNoteimmediatelydueandpayable,with-outpresentment,demand,protestor(further)noticeofanykind(otherthannoticeofaccelera-tion),allofwhichareherebyexpresslywaived,anythinghereinorinanynoteorotherinstru-mentscontainedtothecontrarynotwithstanding,andtheHoldermayimmediately,andwithoutexpirationofanyperiodofgrace,enforceany andalloftheHolder'srightsandremediesprovid-edhereinoranyotherrightsorremediesaffordedbylaw.UponanEventofDefault,interestshallaccrueatadefaultinterestrateof24%perannumor,ifsuchrateisusuriousornotpermit-tedbycurrentlaw,thenatthehighestrateofinterestpermittedbylaw.Intheeventofabreach

ofSection8(k)thepenaltyshallbe$250perdaythesharesarenotissuedbeginningonthe4th

dayaftertheconversionnoticewasdeliveredtotheCompany.Thispenaltyshallincreaseto

$500perdaybeginningonthe10thday.ThepenaltyforabreachofSection8(n)shallbeanin-creaseoftheoutstandingprincipalamountsby20%.IncaseofabreachofSection8(i),theout-standingprincipal due under this Note shall increaseby50%. Further, ifa breachof Section 8(m)occursoriscontinuingafterthe6monthanniversaryoftheNote,thentheHoldershallbeenti-tledtousethelowestclosingbidpriceduringthedelinquencyperiodasabasepriceforthecon-version.Forexample,ifthelowestclosingbidpriceduringthedelinquencyperiodis$0.01pershareandtheconversiondiscountis50%theHoldermayelecttoconvertfutureconversionsat

$0.005pershare.IfthisNoteisnotpaidatmaturity,theoutstandingprincipaldueunderthisNoteshall increase by10%.

IftheHoldershallcommenceanactionorproceedingtoenforceanyprovisionsofthisNote,in-cluding,withoutlimitation,engaginganattorney,theniftheHolderprevailsinsuchaction,theHoldershallbereimbursedbytheCompanyforitsattorneys’feesandothercostsandexpensesincurred in theinvestigation, preparationandprosecution ofsuchaction orproceeding.

Make-WholeforFailuretoDeliverLoss.AttheHolder’selection,iftheCompanyfailsforanyreasontodelivertotheHoldertheconversionsharesbythebythe3rdbusinessdayfollowingthedeliveryofaNoticeofConversiontotheCompanyandiftheHolderincursaFailuretoDeliverLoss,thenatanytimetheHoldermayprovidetheCompanywrittennoticeindicatingtheamountspayabletotheHolderinrespectoftheFailuretoDeliverLossandthe Companymust make the Holderwholeas follows:

FailuretoDeliverLoss=[(Hightradepriceatanytimeonorafterthedayofexercise)x(Num-ber ofconversion shares)]

TheCompanymust paythe Failure to DeliverLossbycash payment, andanysuch cash paymentmustbemadebythethirdbusinessdayfromthetimeoftheHolder’swrittennoticetotheCom-pany.

9.                  Incaseany provisionofthisNoteisheldbyacourtofcompetentjurisdic-tiontobeexcessiveinscopeorotherwiseinvalidorunenforceable,suchprovisionshallbead-justedratherthanvoided,ifpossible,sothatitisenforceabletothemaximumextentpossible,andthevalidityandenforceabilityoftheremainingprovisionsofthisNotewillnotinanywaybe affected or impairedthereby.

10.              NeitherthisNotenoranytermhereofmaybeamended,waived,dis-chargedorterminated other thanbyawritteninstrumentsignedbytheCompanyand the Holder.

11.              The Companyrepresentsthatitisnota“shell”issuerandhasneverbeena“shell”issuerorthatifitpreviouslyhasbeena“shell”issuerthatatleast12monthshavepassedsincetheCompany hasreportedform10typeinformationindicatingitisnolongera“shellissu-er.Further.TheCompanywillinstructitscounseltoeither(i)writea144opiniontoallowforsalabilityof the conversion shares or(ii) accept such opinion from Holder’s counsel.

12.              TheCompanyshallissueirrevocabletransferagentinstructionsreserving6,000,000sharesofitsCommonStockforconversionsunderthisNote(the“ShareReserve”).UponfullconversionofthisNote,anysharesremainingintheShareReserveshallbecancelled.TheCompanyshallpayallcostsassociatedwithissuinganddeliveringtheshares.IfsuchamountsaretobepaidbytheHolder,itmaydeductsuchamountsfromtheConversionPrice.ConversionNoticesmaybesenttotheCompanyoritstransferagentviaelectricmail.Thecom-panyshouldatalltimesreserveaminimumoffourtimestheamountofsharesrequiredifthenotewouldbefullyconverted.TheHoldermayreasonablyrequestincreasesfromtimetotimeto reservesuch amounts.

13.              TheCompanywillgivetheHolderdirectnoticeofanycorporateactions,including butnotlimitedtonamechanges,stocksplits,recapitalizationsetc.Thisnoticeshallbegiven to the Holder as soon as possible underlaw.

14.              ThisNoteshallbegovernedby andconstruedinaccordancewiththelawsofNewYorkapplicabletocontractsmadeandwhollytobeperformedwithintheStateofNewYorkandshallbebindinguponthesuccessorsandassignsofeachparty hereto.TheHolderandthe Companyherebymutuallywaivetrial byjuryand consent to exclusivejurisdictionand venueinthecourtsoftheStateofNewYork.ThisAgreementmaybeexecutedincounterparts,andthefacsimiletransmissionofanexecutedcounterparttothisAgreementshallbeeffectiveasanoriginal.

INWITNESSWHEREOF,theCompanyhascausedthisNotetobedulyexecut-edbyanofficer thereunto dulyauthorized.

Dated:9/11/2015

MAX SOUND CORPORATION

By: _

Title:

CFO

EXHIBIT A

NOTICE OFCONVERSION

(To be ExecutedbytheRegisteredHolder in order to Convert theNote)

Theundersignedherebyirrevocablyelectstoconvert$ oftheaboveNoteinto SharesofCommonStockofMaxSoundCorporation.(“Shares”)accord-ingto the conditionsset forth in suchNote,as of the datewritten below.

IfSharesaretobeissuedinthenameofapersonotherthantheundersigned,theundersigned will payall transfer and othertaxes and chargespayablewith respectthereto.

Dateof Conversion: ApplicableConversionPrice: Signature:

[Print Name ofHolder and Titleof Signer]

Address:

SSN or EIN:

Shares areto be registered in the followingname:

Name: Address: Tel: Fax: SSN orEIN:

Shares areto be sent or delivered to thefollowing account:

Account Name: Address: